Exhibit 99.1

Vignette Delivers Robust Quarter-over-Quarter and Year-over-Year
Revenue Growth in Second Quarter 2004

    AUSTIN, Texas--(BUSINESS WIRE)--July 22, 2004--

      Vignette's Solutions for Business Efficiency Help Drive 15%
 License Growth and 20% Services Growth as Vignette Achieves Financial
                Commitments for Eighth Straight Quarter

    Vignette Corporation (Nasdaq:VIGN) today announced double-digit license revenue, services and total revenue growth on both a quarter-to-quarter and year-to-year basis for the second quarter of 2004. Total revenue for the second quarter of 2004 was $46.8 million, up 16% from total revenue in the second quarter of 2003, with license revenue representing $16.9 million of total revenue. On a GAAP basis, Vignette's operating loss for the second quarter was $7.1 million and GAAP net loss was $6.2 million or ($0.02) per share. On a non-GAAP basis, Vignette's operating loss was $2.2 million with a non-GAAP net loss of $1.4 million or $(0.00) per share. Non-GAAP results exclude purchased in-process research and development, amortization of deferred stock compensation and certain intangible assets, and one-time charges. One-time charges generally include business restructuring-related charges.
    "Delivering top-line growth commensurate with our substantially increased value proposition will remain our priority," said Thomas E. Hogan, president and chief executive officer. "This marks our first full operational quarter following the strategic acquisitions of both Intraspect and more recently TOWER Technology. We have completed the assembly of the industry's most complete, independent, standards-based solution for solving the business-driven mandate for managing, integrating, and leveraging information. Our focus in the second half of 2004 will be the broad conversion of these solutions to drive further gains in business efficiencies for our clients and prospects. Our emerging strength in compliance, combined with established applications for self-service, productivity, commerce, brand and site management, and collaboration, position us well as organizations invest to improve core operating results," said Hogan.

    Industry Recognition and Leadership

    Vignette's strategy and solutions continue to earn industry acclaim, resulting in a range of recognition during the quarter.

    Vignette(R) V7 Content Management Suite Wins Prestigious Codie
Award
    Vignette was awarded the prestigious Codie Award for Best Content Management Solution by the Software & Information Industry Association
(SIIA). In recognizing Vignette, the judges noted Vignette V7's comprehensive suite of services that allows organizations to create, share, manage and present information to any user at any time.

    Vignette Named a Leader in Gartner's Smart Enterprise Suite Magic
Quadrant
    Vignette was listed in the leader quadrant in Gartner's 2004 Magic Quadrant for the Smart Enterprise Suite (SES) market. According to Gartner, leaders exhibit strong market visibility in multiple geographies, consistent financial performance, well-integrated functionality, good customer support, and the most comprehensive and scalable products. In addition, leaders are performing well today, have a clear vision of market direction and are actively building competencies in content management, collaboration and portals to sustain their leadership position in the market.

    Leader in the Gartner Portal Magic Quadrant - Vignette was positioned in the leader quadrant in Gartner's 2004 Magic Quadrant for the Horizontal Portal Product Market. According to Gartner, leaders who are performing well today have a clear vision of market direction and are actively building competencies to sustain their leadership position in the market.

    Vignette Recognized by Meta Group as International Web Content Management Leader
    Vignette was ranked as a leader in META Group's METAspectrum reports for the Web Content Management market in both the North America and Europe, Middle East and Africa geographies. The METAspectrum for Web Content Management offers a critical assessment of vendors providing solutions designed to drive Web sites, including capacity planning, site design and layout, look and feel, navigation, content development, production, content delivery, session tracking, and site evolution.

    Vignette Granted Patents for Innovative Technologies

    Vignette was awarded patents by the U.S. Patent and Trademark
Office, enhancing its rich portfolio of intellectual property worldwide. The patents were granted for Vignette's Method and System for Optimizing Resources for Cache Management and for its Method and System for Managing Message Pacing.

    Momentum and Milestones

    Jeff Gilliam, Former EDS President of Global Strategic Alliances, Joins Vignette Leadership Team as Senior Vice President of Global Professional Services
    Vignette announced that Jeff Gilliam joined the company as senior vice president of global professional services, a role in which he will help drive the company's continued worldwide leadership in implementing customer solutions that drive business efficiency. Gilliam comes to Vignette from Electronic Data Systems Corporation
(EDS), where he was most recently president of EDS Global Strategic
Alliances.

    Vignette Appoints Industry Visionary Kathleen Earley to Board of
Directors
    Vignette appointed Kathleen Earley to the Vignette Board of Directors. Most recently Earley was senior vice president and chief marketing officer at AT&T, a position in which she had responsibility for all AT&T business-related brand, image, advertising and marketing strategy. Previously, Earley was president of AT&T Data and Internet Services, where she grew the unit to an $8 billion entity that provided Internet Protocol, Web hosting, data and managed network services to businesses worldwide.

    Vignette Extends Support for Mac Browser Across Portal and Web Content Management Solutions
    Vignette strengthened its leadership position in the higher education vertical by adding native support for the Apple Macintosh browser to its Vignette content management solutions, which when combined with existing Mac support in Vignette's portal products uniquely positions the company to provide world-class enterprise content management solutions to higher education institutions. With the addition of support for the Mac browser to complement existing support for the leading operating systems such as Microsoft Windows, Linux, Java(TM) and Microsoft .NET, Vignette continues to increase the distance between itself and competitors and strengthen its industry leadership in supporting customers' heterogeneous IT environments.

    Customers Show Strong Adoption of Vignette's Expanded Product Suite and Integrated Offerings
    Vignette announced that leading organizations worldwide such as AAA, BMC Software, Inc., Ball State University, The County of Santa Clara, Caixa Galicia, Euronext NV, ResMed, Thermo Electron Corporation and many others are embracing the company's strategy and expanded product set that includes enterprise content management, portal, document and records management, imaging, integration and collaboration capabilities. By deploying solutions and multiple products from a single vendor, customers are lowering costs, reducing risk, and facilitating information management and delivery across the enterprise.

    Customers

    Vignette recognized orders from new and existing customers during the quarter including Allianz Suisse; Amerisafe, Inc.; AstraZeneca Canada Inc.; British Airports Authority (BAA); Bridgestone Europe; Capital One; Motorola, Inc.; Natexis Banques Populaires; Nielsen Media Research; Novell, Inc.; OECD (Organisation for Economic Co-operation and Development); Research In Motion Limited; Safeway Inc.; Texas State University - San Marcos; T-Mobile (UK) Limited; and Turkcell.

    Conference Call Details

    Vignette will host a conference call and live webcast regarding its second quarter 2004 financial results on Thursday, July 22, 2004, at 5:00 p.m. EDT. To access the webcast, visit the Investor Relations section of Vignette's website.
    If you are not able to access the live webcast, dial-in information is as follows:

    Dial-in number: 612-332-0637
    Call title: Vignette Financial Results Call

    The webcast and conference call will be archived and available for replay from Thursday, July 22, 2004, at 8:30 p.m. EDT to Wednesday, July 28, 2004, at 12:59 a.m. EDT. The replay information is as follows:

    Toll-free number: 800-475-6701
    International number: 320-365-3844
    Access code: 738206

    About Vignette Corporation

    Vignette's software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq:VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

    FORWARD-LOOKING STATEMENTS

    The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette's products; future sales; market growth and competition; the integration of the Tower Technology management team and employees with the Vignette management team and employees; the market opportunities available to the combined company; the ability of the combined company to realize its objectives of growing the market and maintaining industry leadership; the strategic and operational benefits to the combined company following the merger; the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: the ability of Vignette and Tower Technology to operate as a combined company after the merger; the successful integration of Tower Technology's employees and technologies with those of Vignette; fluctuations in demand for the combined company's software products and services; the ability to successfully combine product offerings; the possibility that the business cultures of Vignette and Tower Technology are incompatible; possible development of marketing delays relating to product offerings; the introduction of new products by competitors or the entry of new competitors into the markets for the combined company's products. The combined company may not successfully integrate the operations of Vignette and Tower Technology in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Vignette's most recent filings with the Securities and Exchange Commission. Vignette undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

    Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

    NOTE TO EDITORS: In the terms "e:fficiency" and "e:fficiency experts," the "f's" are italicized. The font was changed for transmission purposes only.


                         VIGNETTE CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                 June 30,    December 31,
                                   2004          2003
                              -------------- ------------
                               (Unaudited)
Current assets:
 Cash, cash equivalents and
  short-term investments           $176,872     $239,513
 Accounts receivable, net            37,071       29,987
 Prepaid expenses and other
  current assets                      5,440        6,425
                              -------------- ------------

    Total current assets            219,383      275,925

Property and equipment, net          12,121       16,671

Investments in marketable
 securities                           5,221           --
Investments - other                  12,505       12,446
Intangible assets, net              183,614       58,324
Other assets                          2,671        2,750
                              -------------- ------------

    Total assets                   $435,515     $366,116
                              ============== ============


  LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current liabilities:
 Accounts payable and accrued
  expenses                          $51,308      $30,695
 Deferred revenue                    37,520       34,164
 Current portion of capital
  lease obligation                        6           67
 Other current liabilities            9,235        5,250
                              -------------- ------------

    Total current liabilities        98,069       70,176

Deferred revenue, less current
 portion                              1,062        1,303
Long-term liabilities, less
 current portion                      9,668       13,291
                              -------------- ------------

    Total liabilities               108,799       84,770

Stockholders' equity                326,716      281,346
                              -------------- ------------

    Total liabilities and
     stockholders' equity          $435,515     $366,116
                              ============== ============


                         VIGNETTE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)


                                   Quarter Ended    Six Months Ended
                                      June 30,          June 30,
                                 ----------------- -------------------
                                   2004     2003      2004      2003
                                 -------- -------- --------- ---------
                                    (Unaudited)        (Unaudited)
Revenue:
     Product license             $16,852  $14,950   $31,530   $31,401
     Services                     29,960   25,368    54,962    49,713
                                 -------- -------- --------- ---------

Total revenue                     46,812   40,318    86,492    81,114

Cost of revenue:
     Product license               1,625      527     2,746     1,080
     Amortization of acquired
      technology                   2,805      800     4,774     1,600
     Services                     13,399    9,943    24,704    20,408
                                 -------- -------- --------- ---------

Total cost of revenue             17,829   11,270    32,224    23,088
                                 -------- -------- --------- ---------

Gross profit                      28,983   29,048   $54,268   $58,026

Operating expenses:
     Research and development     10,300   10,559   $20,449   $22,668
     Sales and marketing          19,270   16,292   $38,482   $34,520
     General and administrative    4,466    3,643    $9,261    $8,444
     Purchased in-process
      research and development,
      acquisition-related
      and other charges              974    1,128    $6,897    $2,270
     Business restructuring
      charges (gain)                (519)  (1,388)   $8,660   $(1,388)
     Amortization of deferred
      stock compensation             211      237      $367      $614
     Amortization of intangible
      assets                       1,379      442    $2,194    $1,051
                                 -------- -------- --------- ---------

Total operating expenses          36,081   30,913    86,310    68,179
                                 -------- -------- --------- ---------

Income (loss) from operations     (7,098)  (1,865) $(32,042) $(10,153)

Other income (expense), net        1,126    1,276    $1,635    $2,311
                                 -------- -------- --------- ---------

Income (loss) before income
 taxes                            (5,972)    (589)  (30,407)   (7,842)

Provision for income taxes           265      278      $495      $572
                                 -------- -------- --------- ---------

Net income (loss)                $(6,237)   $(867) $(30,902)  $(8,414)
                                 ======== ======== ========= =========

Basic and diluted net income
 (loss) per share                 $(0.02)  $(0.00)   $(0.11)   $(0.03)
                                 ======== ======== ========= =========

Shares used in computing net
 income (loss) per share:
     Basic                       288,114  252,369   278,768   251,803
     Diluted                     288,114  252,369   278,768   251,803



                         VIGNETTE CORPORATION
           CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                 (In thousands, except per share data)


                                    Quarter Ended      Year-to-date
                                       June 30,           June 30,
                                   ----------------- -----------------
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                      (Unaudited)       (Unaudited)
Revenue:
     Product license               $16,852  $14,950  $31,530  $31,401
     Services                       29,960   25,368   54,962   49,713
                                   -------- -------- -------- --------

Total revenue                       46,812   40,318   86,492   81,114

Cost of revenue:
     Product license                 1,625      527    2,746    1,080
     Services                       13,398    9,943   24,704   20,408
                                   -------- -------- -------- --------

Total cost of revenue               15,023   10,470   27,450   21,488
                                   -------- -------- -------- --------

Non-GAAP gross profit (1)           31,789   29,848   59,042   59,626

Operating expenses:
     Research and development       10,300   10,559   20,449   22,668
     Sales and marketing            19,270   16,292   38,482   34,520
     General and administrative      4,466    3,643    9,261    8,444
                                   -------- -------- -------- --------

Total operating expenses            34,036   30,494   68,192   65,632
                                   -------- -------- -------- --------

Non-GAAP income (loss) from
 operations (1)(2)                  (2,247)    (646)  (9,150)  (6,006)

Other income, net                    1,126    1,276    1,635    2,311
                                   -------- -------- -------- --------

Non-GAAP income (loss) before
 income taxes (1)(2)                (1,121)     630   (7,515)  (3,695)

Provision for income taxes             265      278      495      572
                                   -------- -------- -------- --------

Non-GAAP net income
 (loss) (1)(2)                     $(1,386)    $352  $(8,010) $(4,267)
                                   ======== ======== ======== ========

Non-GAAP basic and diluted net
 income (loss) per share (1)(2)     $(0.00)   $0.00   $(0.03)  $(0.02)
                                   ======== ======== ======== ========

Shares used in computing non-GAAP
 net income (loss) per share:
     Basic                         288,114  252,369  278,768  251,803
     Diluted                       288,114  264,961  278,768  251,803

Supplemental Data (1)(2):
(1) For the quarters ended June 30, 2004 and 2003, excludes amortization of technology acquired in the Tower Technology, Inc., Epicentric, Inc. and Intraspect Software, Inc. business combinations ($2.8M and $0.8M, respectively). For the six months ended June 30, 2004 and 2003, excludes amortization of technology acquired in the Tower Technology, Inc., Epicentric, Inc. and Intraspect Software, Inc. business combinations ($4.8M and $1.6M, respectively).

(2) For the quarters ended June 30, 2004 and 2003, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($1.0M and $1.1M, respectively); (b) business restructuring gain ($0.5M and $1.4M, respectively); (c) amortization of deferred stock compensation ($0.2M and $0.2M, respectively); and (d) amortization of intangible assets ($1.4M and $0.4M, respectively). For the six months ended June 30, 2004 and 2003, excludes: (a) purchased in-process research and development, acquisition-related other charges ($6.9M and $2.3M, respectively); (b) business restructuring charges
    (gain) ($8.7M and ($1.4)M, respectively); (c) amortization of deferred stock compensation ($0.4M and $0.6M, respectively); and (d) amortization of intangible assets ($2.2M and $1.1M, respectively).

    CONTACT: Vignette, Austin
             Investor Contact:
             Charles Sansbury, 512-741-4400
             csansbury@vignette.com
             or
             Press Contacts:
             Alison Raffalovich, 512-741-1214
             alison.raffalovich@vignette.com
             or
             Jim Hahn, 512-741-4871
             jhahn@vignette.com